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                                                                     Exhibit 1.1

                              CDF FINANCING, L.L.C.
             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                            Asset Backed Certificates

                             UNDERWRITING AGREEMENT

                                                                   April 8, 2003

DEUTSCHE BANK SECURITIES INC.
   Acting on behalf of itself and, if applicable, as the Representative of the several Underwriters named in Schedule 1 to the Terms Agreement (in either such capacity sometimes herein the "Representative")
   31 West 52nd Street
   New York, New York 10019

Ladies and Gentlemen:

         Section 1. Introductory. CDF Financing, L.L.C., a Delaware limited liability company (the "Transferor"), proposes to sell Asset Backed Certificates (the "Certificates") from time to time in one or more series (each, a "Series"). Each Series, which may include one or more classes of Certificates, will be issued by the Distribution Financial Services Floorplan Master Trust (the "Trust") formed pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 1, 2000, as amended by the First Omnibus Amendment thereto dated as of December 31, 2002, and as further amended by the Second Omnibus Amendment thereto dated as of April 1, 2003, among the Transferor, GE Commercial Distribution Finance Corporation, as servicer ("CDF" or the "Servicer"), and the trustee specified therein (the "Trustee") (as the same may be supplemented, amended or otherwise modified from time to time, and including the supplement for the related Series, the "Pooling and Servicing Agreement"). Each Certificate will represent a fractional undivided interest in the assets of the Trust. The assets of the Trust (the "Trust Property") will include, among other things, a pool of dealer floorplan receivables (the "Receivables").

         The Certificates are more fully described in the Registration Statement (as defined herein). Each Series of Certificates and any classes of Certificates (each, a "Class") within such Series may vary as to, among other things, number and types of Classes, principal or notional amount, interest rate, the percentage interest, if any, evidenced by each Class in the payments of principal of and interest on, or with respect to, the Trust Property, priority of payment among Classes, credit enhancement with respect to the related Trust Property or Certificates, the Classes of such Series subject to this Underwriting Agreement, and any other terms contemplated by the Terms Agreement (as defined herein) with respect to the Certificates of such Series.

         Each offering of the Certificates to which this Underwriting Agreement applies will be made pursuant to the Registration Statement through the Representative or through an

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underwriting syndicate managed by the Representative. Whenever the Transferor determines to make such an offering of Certificates of a Series, it will enter into an appropriate agreement (the "Terms Agreement"), a form of which is attached hereto as Exhibit A, providing for the sale of certain classes of such Certificates to, and the purchase and offering thereof by, the Representative and such other underwriters, if any, as have authorized the Representative to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include the Representative, whether acting alone in the sale of such Certificates, in which case any reference herein to the Representative shall be deemed to refer to the Representative in its individual capacity as Underwriter of the Certificates, or as a member of an underwriting syndicate). Such Terms Agreement shall specify the undivided interest, principal or notional amount of each Class of the Certificates to be issued, the Classes of Certificates subject to this Underwriting Agreement, the price at which such Classes of Certificates are to be purchased by the Underwriters from the Transferor and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined.

         Each such offering of Certificates as to which Deutsche Bank Securities Inc. is the sole underwriter or acts as the Representative of the several Underwriters will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement, and this Underwriting Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Certificates. This Underwriting Agreement is non-exclusive, and the Transferor may enter into any other underwriting agreement with any other underwriter with respect to the offering and sale of Certificates of a Series.

         Section 2. Representations, Warranties and Covenants of CDF and the Transferor. Each of CDF and the Transferor, as applicable, represents and warrants to, and agrees with, each Underwriter, as of the date of the related Terms Agreement, that:

         (a) The registration statement specified in the related Terms Agreement, on Form S-3 (No. 333-84458), including a prospectus and any amendments thereto, has been filed with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Act"), of the Certificates, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act, the "Effective Date"), is hereinafter called the "Registration Statement," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Certificates of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such prospectus supplement (such prospectus supplement, including such incorporated documents, in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Prospectus" (except where the context requires otherwise). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, shall be deemed to refer to and include the filing of any document under

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the Exchange Act after the Effective Date or the issue date of the Prospectus or
Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

         (b) The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the date of the related Terms Agreement and on the related Closing Date, the Registration Statement, the Prospectus and the related Prospectus Supplement, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the Rules and Regulations; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Prospectus and Prospectus Supplement, on the date of any filing pursuant to Rule 424(b) and on the related Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that neither CDF nor the Transferor makes any representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor by or on behalf of the Underwriters specifically for use in the preparation thereof as specified in the related Terms Agreement or
(B) any ABS Filing (as defined herein), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

         (c) CDF is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, the Transferor is a limited liability company duly formed, validly existing and in good standing under the laws of its state of formation, and each of CDF and the Transferor is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with power to own, lease and operate its property and conduct its business as it is currently conducted.

         (d) Each of CDF and the Transferor has, and will have, the requisite power to execute and deliver the Pooling and Servicing Agreement, any series supplement thereto relating to a Series of Certificates, and any other agreement or document executed by either of them in connection with the issuance and sale of the related Certificates (each, an "Agreement" and collectively, the "Agreements"), this Underwriting Agreement and the related Terms Agreement and to perform their respective obligations hereunder and thereunder.

         (e) Each of the Agreements, the related Terms Agreement and this Underwriting Agreement has been, or will be, duly and validly authorized, executed and delivered by each of CDF and the Transferor, and each of the Agreements, the related Terms Agreement and this Underwriting Agreement constitutes, or will constitute, the valid, legal and binding obligation of each of CDF and the Transferor, enforceable against each of CDF and the Transferor in accordance with its terms.

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         (f)      The Certificates of each Series conform, or will conform as of the related Closing Date, to the description thereof contained in the Prospectus, and the related Prospectus Supplement; and the Certificates of such Series, on the related Closing Date, will have been duly and validly authorized and, when such Certificates are duly and validly executed, issued and delivered in accordance with the Agreements, and sold to the Underwriters as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of the Agreements.

         (g) Neither the execution and delivery by CDF or the Transferor of any Agreement or Terms Agreement or this Underwriting Agreement nor the consummation by CDF or the Transferor of the transactions contemplated herein or therein, nor the issuance of the Certificates of a Series by the Trust or the public offering thereof as contemplated in the Prospectus and the applicable Prospectus Supplement, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, "Liens") upon any of the property or assets of CDF or the Transferor (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which CDF or the Transferor is party or by which either of them is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of CDF or the certificate of formation or limited liability company agreement of the Transferor. Neither CDF nor the Transferor is in violation of its certificate of incorporation or certificate of formation, as applicable, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

         (h) No legal or governmental proceedings are pending to which CDF or the Transferor is a party or of which any property of CDF or the Transferor is the subject, which if determined adversely to CDF or the Transferor would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of CDF or the Transferor; and to the best of CDF's or the Transferor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (i) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by CDF or the Transferor of any Agreement, Terms Agreement or this Underwriting Agreement or the performance by CDF or the Transferor of any Agreement, Terms Agreement or this Underwriting Agreement or (ii) the offer, sale or delivery of the Certificates of any Series, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date, or will not materially adversely affect the ability of CDF or the Transferor to perform its obligations under any Agreement, Terms Agreement or this Underwriting Agreement.

         (j) Each of CDF and the Transferor possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory

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agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Prospectus Supplement, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Certificates of any Series or the financial condition of CDF or the Transferor, and neither CDF nor the Transferor has received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

         (k) Neither the Transferor nor the Trust is now, and following the issuance of the Certificates of a Series, neither the Transferor nor the Trust will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (l) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

         (m) On the related Closing Date, (i) the Transferor or the Trust will have good and marketable title to the related Receivables, free and clear of any Lien, except to the extent permitted in the Agreements, (ii) the Transferor will not have assigned to any person any of its right, title or interest in such Receivables or in the Agreements other than pursuant to the Agreements, (iii) the Transferor will have the power and authority to sell such Receivables to the Trust.

         (n) The properties and businesses of each of CDF and the Transferor conform, and will conform, in all material respects, to the descriptions thereof contained in the Prospectus and the Prospectus Supplements.

         (o) Since the date as of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Transferor or CDF.

         Section 3. Purchase, Sale and Delivery of Certificates. (a) On the basis of the representations, warranties and agreements contained in this Underwriting Agreement and in the Terms Agreement for a particular offering of Certificates, but subject to the terms and conditions set forth in this Underwriting Agreement and subject to the execution of such Terms Agreement, the Transferor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Transferor, the respective original principal amounts of the related Certificates set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Certificates which such Underwriter may be obligated to purchase pursuant to Section 12 hereof, at the purchase price therefor set forth in such Terms Agreement.

         (b) Against payment of the purchase price specified in the applicable Terms Agreement in same day funds drawn to the order of the Transferor (or paid by such other manner as may be agreed upon by the Transferor and the Representative), the Transferor will deliver the related Certificates of a Series to the Underwriters at the offices of Mayer, Brown Rowe & Maw,

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190 South LaSalle Street, Chicago, Illinois 60603 at such time as shall be specified in such Terms Agreement, or at such other place and time as the Representative and the Transferor shall agree upon, each such time being herein referred to as a "Closing Date." The Certificates of each Series will initially be in definitive, fully registered form or will be maintained through the facilities of The Depository Trust Company, as indicated in the applicable Prospectus Supplement.

         Section 4. Public Offering of Certificates. It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

         Section 5. Covenants of CDF and the Transferor. Each of CDF and the Transferor, jointly and severally, covenants and agrees with each Underwriter:

         (a) That immediately following the execution of each Terms Agreement, the Transferor shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Transferor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Transferor deem appropriate in connection with the offering of such Certificates; provided, however, that each of CDF and the Transferor shall make no amendment or supplement to the Registration Statement affecting or relating to any material extent to the Certificates of a Series to which this Underwriting Agreement relates, and shall make no amendment or supplement to the Prospectus or the Prospectus Supplement relating to such Certificates without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same, and shall not file with the Commission any such amendment or supplement to which the Representative shall reasonably object; and, provided further, that each of CDF and the Transferor shall advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or the Prospectus Supplement or any amended Prospectus or Prospectus Supplement has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Certificates of a Series for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Prospectus Supplement or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any Prospectus or Prospectus Supplement relating to the Certificates of a Series or suspending any such qualification, promptly shall use its best efforts to obtain its withdrawal.

         (b) That the Transferor shall cause any Computational Materials and any Structural Term Sheets (each as defined herein) with respect to the Certificates of a Series that are delivered by an Underwriter to the Transferor pursuant to Section 9 to be filed with the Commission on a Current Report on Form 8-K (an "ABS Filing") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational

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Materials or Structural Term Sheets are delivered to counsel for the Transferor by an Underwriter prior to 1:00 p.m. New York time and (ii) the date on which the related Prospectus Supplement is first made available to the public. The Transferor shall cause any Collateral Term Sheet with respect to the Certificates of a Series that is delivered by the Representative to the Transferor in accordance with the provisions of Section 10 to be filed with the Commission on an ABS Filing pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Transferor by the Representative. Each such ABS Filing shall be incorporated by reference in the related Prospectus and the related Registration Statement.

         (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Certificates of a Series for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Certificates; provided, that in connection therewith, neither CDF nor the Transferor shall be required to qualify as a foreign corporation to do business or to file a general consent to service of process in any jurisdiction.

         (d) To furnish to each Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Underwriter may from time to time reasonably request; and, if the delivery of a Prospectus or Prospectus Supplement shall be at the time required by law in connection with sales of the Certificates of a Series and either (i) any event shall have occurred as a result of which the Prospectus or Prospectus Supplement would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or Prospectus Supplement, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus or Prospectus Supplement which will correct such statement or omission or effect such compliance, or if it is necessary at any time to amend or supplement the Prospectus or Prospectus Supplement to comply with the Act or the Rules and Regulations, the Transferor will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Transferor will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Transferor by the Underwriters pursuant to Section 9(c) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Transferor by the Underwriters pursuant to Section 10(c) hereof which are required to be filed in accordance therewith.

         (e) To file or cause to be filed with the Commission, on a timely and complete basis, all reports required to be filed with respect to each Series pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

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         (f)      So long as any of the Certificates of a Series are
outstanding, to furnish each Underwriter copies of all reports or other communications (financial or other) furnished to holders of such Certificates, and to deliver to the Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Transferor as such Underwriter may from time to time reasonably request.

         (g) To pay all expenses (other than fees of counsel for the Underwriters, except as provided below) incident to the performance of the obligations under this Underwriting Agreement and the related Terms Agreement, including:

                  (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;

                  (ii) the reproduction of this Underwriting Agreement, the related Terms Agreement and the Pooling and Servicing Agreement, including the supplement for the related Series;

                  (iii) the preparation, printing, issuance and delivery of the Certificates of each Series to the Underwriters;

                  (iv) the fees and disbursements of counsel and accountants for CDF and/or the Transferor;

                  (v) the qualification of the Certificates of a Series under securities laws in accordance with the provisions of Section 5(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey;

                  (vi) if requested by the Representative, the determination of the eligibility of the Certificates for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Legal Investment Memorandum;

                  (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto;

                  (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and, if requested by the Representative, the Legal Investment Memorandum, if any;

                  (ix) the fees of any rating agency rating the Certificates of a Series; and

                  (x)      the fees and expenses of the Trustee and its counsel.

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         If the sale of the Certificates of a Series is not consummated by reason of any failure, refusal or inability on the part of CDF or the Transferor to perform any agreement on its part to be performed, or because any condition of the Underwriters' obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), each of CDF and the Transferor shall jointly and severally be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. For purposes of the preceding sentence, the conditions in clauses (ii) and (iii) of Section 6(d) shall not be conditions required to be fulfilled by CDF or the Transferor.

         (h) So long as the Certificates of a Series are outstanding, or until such time as each Underwriter shall cease to maintain a secondary market in such Certificates, whichever occurs first, to deliver to each Underwriter all statements and reports furnished to the Trustee pursuant the Agreements, as soon as such statements and reports are furnished to the Trustee.

         (i) From and after the related Closing Date, not to take any action inconsistent with the Trust's ownership of the related Receivables other than as permitted by the Agreements.

         (j) To the extent, if any, that the rating provided with respect to any Class of Certificates of a Series by a rating agency or agencies that initially rate such Certificates is conditional upon the furnishing of documents or the taking of any other actions by CDF and/or the Transferor, to furnish such documents and take any such other actions.

         Section 6. Conditions Precedent to the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Certificates of a Series is subject to the accuracy of the representations and warranties on the part of CDF and the Transferor herein and in the related Terms Agreement as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of officers or managers of CDF and the Transferor made pursuant to the provisions hereof and thereof, to the performance by each of CDF and the Transferor of its respective obligations hereunder and thereunder and to the following additional conditions precedent:

         (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the day following the date of this Underwriting Agreement or such later date as shall have been consented to by the Representative; and prior to the related Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of CDF or the Transferor, shall be contemplated by the Commission. If the Transferor has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Certificates of a Series and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the related Closing Date the Transferor shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

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         (b)      Each of CDF and the Transferor shall have delivered on or
before the related Closing Date to the Representative a certificate, dated as of such Closing Date, signed by the president, senior vice president, vice president, manager, or other officer or authorized person of CDF or the Transferor, as applicable, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, each Agreement and this Underwriting Agreement and related Terms Agreement and that:

                  (i) to the best of such person's knowledge, the representations and warranties of CDF and/or the Transferor, as the case may be, in this Underwriting Agreement and the related Terms Agreement are true and correct in all material respects at and as of such Closing Date with the same effect as if made on such Closing Date;

                  (ii) each of CDF and the Transferor, as the case may be, has complied with all the Agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                  (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to CDF's or the Transferor's knowledge, threatened as of such Closing Date; and

                  (iv) nothing has come to such person's attention that would lead such person to believe that the Prospectus as amended and supplemented as of such Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Since the respective dates as of which information is given in the Prospectus and Prospectus Supplement, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or assets of the Trust, the Transferor, CDF or General Electric Capital Corporation ("GECC") or any material adverse change in the financial position or results or operations of the Trust, the Transferor, CDF or GECC otherwise than as set forth or contemplated in the Prospectus and Prospectus Supplement, which in any such case makes it impracticable or inadvisable in the Representative's judgment to proceed with the public offering or the delivery of the related Certificates on the terms and in the manner contemplated in the related Terms Agreement and Prospectus and Prospectus Supplement.

         (d) Subsequent to the execution and delivery of a Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, financial condition or properties of CDF or the Transferor which, in the Representative's judgment, materially impairs the investment quality of the related Certificates, (ii) any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market such Certificates or to enforce contracts for the sale of such Certificates, (iii) the suspension of trading generally by either the American Stock Exchange or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the

Commission or any other governmental authority, or any banking moratorium declared by federal, Missouri or New York authorities or (iv) any event that would constitute a default under such Terms Agreement or this Underwriting Agreement or default in the performance of CDF's or the Transferor's obligations under any Agreement or which, with the passage of time or the giving of notice or both, would constitute such default.

         (e) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for CDF and the Transferor, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, with respect to the matters set forth in Exhibit B hereto.

         (f) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for the Transferor, an opinion, dated the related Closing Date and satisfactory in form and substance to the Representative and to counsel to the Underwriters, to the effect that the information in the Prospectus Supplement under the heading "State and Local Tax Consequences," to the extent it constitutes matters of Missouri law or legal conclusions with respect thereto, has been reviewed by such counsel and is correct in all material respects.

         (g) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for CDF and the Transferor, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain insolvency and bankruptcy matters and federal income tax matters.

         (h) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for the Trustee (or its agent, as applicable), an opinion, dated the related Closing Date, addressed to the Underwriters, CDF and the Transferor and satisfactory in form and substance to the Representative and to counsel to the Underwriters, in substantially the form of Exhibit C hereto.

         (i) The Representative shall have received an officer's certificate dated the related Closing Date of the chairman of the board, the president, an executive vice president, the treasurer or other officer acceptable to the Representative of the Trustee (or its agent, as applicable) in which such officer shall state that, to the best of his/her knowledge after reasonable investigation, the representations and warranties of the Trustee contained in any Agreement are true and correct in all material respects, and that the Trustee has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under each related Agreement at or prior to such Closing Date.

         (j) The Trustee (and its agent, as applicable) shall have furnished to the Representative a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee (and its agent, as applicable), dated the related Closing Date, as to the due acceptance of the Agreements by the Trustee and the due execution and delivery of the Certificates of such Series by the Trustee (or its agent, as applicable) thereunder and such other matters as the Representative shall reasonably request.

         (k) Counsel to CDF and the Transferor shall have furnished to the Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Certificates of a Series, which opinions shall also be addressed to the Underwriters. Drafts of such opinions shall have been furnished to the Representative no later than five business days prior to the related Closing Date.

         (l) The Representative shall have received a letter, dated the related Closing Date and addressed to the Underwriters, from certified public accountants (who shall be satisfactory to the Representative), substantially in the form approved by the Representative and counsel to the Underwriters.

         (m) The Representative shall have received a copy of (i) a file-stamped acknowledgment copy of each UCC-1 financing statement on Form UCC-1 appropriately filed with respect to the transfer of the related Receivables by CDF to the Transferor, identifying such Receivables as collateral and naming CDF as debtor and the Transferor as the secured party and (ii) a file-stamped acknowledgment copy of each UCC-1 financing statement on Form UCC-1 appropriately filed with respect to the transfer of the related Receivables by the Transferor to the Trust pursuant to the Agreements, identifying such Receivables as collateral and naming the Transferor as debtor and the Trust as the secured party.

         (n) All documents incident to the Agreements, the related Terms Agreement and this Underwriting Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters; and all actions taken by the Transferor to authorize the offering and sale of the Certificates of a Series shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters; and CDF and/or the Transferor shall furnish the Representative and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Representative or counsel to the Underwriters shall reasonably request.

         (o) The Certificates of the related Series shall have received the ratings specified in the related Terms Agreement.

         (p) On or prior to the related Closing Date, there shall have been no downgrading, nor shall any notice have been given of (i) any intended or possible downgrading or (ii) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded and originally requested by and paid for by or on behalf of the Transferor relating to any previously issued asset-backed securities of the Trust by any nationally recognized statistical rating organization (as such term is defined for purposes of the Exchange Act).

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement (with respect to the related Certificates) and the related Terms Agreement may be terminated by the Representative by notice to the Transferor at any time at or prior to the related Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

         Section 7. Indemnification and Contribution. (a) Each of CDF and the Transferor shall, jointly and severally, indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of
Section 15 of the Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Transferor and CDF (which consent shall not be unreasonably withheld); and

                  (iii) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representative) incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this Section 7 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with written information furnished to the Transferor or CDF by the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and set forth in the Prospectus and in the Prospectus Supplement, in each case as specified in the related Terms Agreement, or (B) in any ABS Filing or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) from an error (a "Pool Error") in the information concerning the characteristics of the Receivables furnished by the Transferor to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such ABS Filing (or amendment or supplement thereof).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Transferor and CDF, each of their respective directors, each of their respective officers or managers who signed the Registration Statement, and each person, if any, who controls the Transferor and CDF, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor or CDF through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in each case as specified in the related Terms Agreement, or (ii) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Transferor or CDF by such Underwriter through the Representative pursuant to Section 9 or Section 10, or directly by such Underwriter, to the extent that such materials were delivered to investors by such Underwriter, and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Pool Error).

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 except to the extent that such indemnifying party is materially prejudiced by the indemnified party's failure to provide such notification. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability from any claims that are the subject matter of such action.

         Section 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason held
to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Transferor and CDF, jointly and severally, on the one hand, and the Underwriters (as applicable), on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said Section 7 incurred by the Transferor, CDF and one or more Underwriters, as incurred, in such proportions that each applicable Underwriter is responsible for that portion represented by the percentage that the underwriting discount received by it bears to the initial public offering price of the related Series of Certificates, and the Transferor and CDF shall be jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting discount received by it. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each officer or manager of the Transferor or CDF who signed the Registration Statement, and each person, if any, who controls the Transferor or CDF within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferor and CDF.

         Section 9. Computational Materials and Structural Term Sheets. (a) Not later than 5 p.m., New York time, on the business day before the date on which the applicable ABS Filing relating to the Certificates of a Series is required to be filed by the Transferor with the Commission pursuant to Section 5(b) hereof, the Representative shall deliver to the Transferor and its counsel a complete copy of all materials provided by the Underwriters to prospective investors in such Certificates that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which material is a condition of the relief granted in such letters (such materials being the "Computational Materials") and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"); prior to such delivery by the Representative to the Transferor and its counsel of such materials, the Representative shall notify, or cause to be notified, the Transferor or its counsel by telephone of its intention to deliver such materials and the approximate date on which such delivery of such materials is expected to occur.

         (b) Each Underwriter represents and warrants to and agrees with the Transferor, as of the date of the related Terms Agreement and as of the related Closing Date, that:

                  (i) the Computational Materials furnished to the Transferor pursuant to Section 9(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Transferor that are required to be filed with the Commission with respect to the related Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters; and

                  (ii) the Structural Term Sheets furnished to the Transferor pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Transferor that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter.

         (c) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus and Prospectus Supplement as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by the Underwriters pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any ABS Filing relating to any Computational Materials or Structural Term Sheets to comply with the Act or the Rules and Regulations, the Representative promptly will prepare and furnish to the Transferor for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

         Section 10. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets" and together with Structural Term Sheets, referred to herein as "ABS Term Sheets"), to a prospective investor in Certificates of a Series, the Representative shall, in order to facilitate the timely filing of such material with the Commission, notify the Transferor and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 2 p.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in such Certificates, the Representative shall deliver to the Transferor and its counsel a complete copy of all materials provided by the Underwriters to prospective investors in the Certificates that constitute "Collateral Term Sheets." At the time of each such delivery, the Representative shall indicate in writing that the materials being delivered constitute Collateral Term Sheets.

         (b) Each Underwriter represents and warrants to and agrees with the Transferor as of the date of the related Terms Agreement and as of the related Closing Date, that the Collateral Term Sheets furnished to the Transferor pursuant to Section 10(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Transferor that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter.

         (c) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus and Prospectus Supplement as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Underwriters pursuant to this Section 10 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any ABS Filing relating to any Collateral Term Sheets to comply with the Act or the Rules and Regulations, the Representative promptly will prepare and furnish to the Transferor for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

         Section 11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of CDF, the Transferor or their respective officers or managers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, CDF, the Transferor or any of their respective representatives, officers, managers or directors of any controlling person, and will survive delivery of and payment for the related Certificates.

         Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on a Closing Date to purchase the related Certificates which it or they are obligated to purchase under this Underwriting Agreement and the applicable Terms Agreement (the "Defaulted Certificates"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth and under the applicable Terms Agreement; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the principal amount of Defaulted Certificates does not exceed 10% of the principal amount of such Series of Certificates to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the principal amount of Defaulted Certificates exceeds 10% of the principal amount of such Series of Certificates to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 12 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the related Terms Agreement, either the Representative or the Transferor shall have the right to postpone the related Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Prospectus or Prospectus Supplement or in any other documents or arrangements.

         Section 13. Notices. All communications hereunder will be in writing and:

                  (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

                           Deutsche Bank Securities Inc.
                           31 West 52nd Street
                           New York, New York 10019
                           Attention:  Christopher Davis
                           Telephone:  (212) 469-5000
                           Facsimile:  (212) 469-7935;

                           with a copy to:

                           McKee Nelson LLP
                           1919 M Street, N.W., 8th Floor
                           Washington, D.C. 20036
                           Attention:  Edward E. Gainor
                           Telephone:  (202) 775-4137
                           Facsimile:  (202) 775-8586;

                  (ii) if sent to the Transferor, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                           CDF Financing, L.L.C.
                           655 Maryville Centre Drive
                           St. Louis, Missouri  63141
                           Attention:  Manager
                           Telephone:  (314) 523-3000
                           Facsimile:  (314) 523-3993;

                           with a copy to:

                           Mayer, Brown Rowe & Maw
                           190 LaSalle Street
                           Chicago, IL  60603
                           Attention:  Marc L. Klyman
                           Telephone:  (312) 701-8053
                           Facsimile:  (312) 701-7711;

                           GE Capital Markets Services, Inc.
                           3001 Summer Street, 2nd Floor
                           Stamford, CT  06927
                           Attention:  General Counsel
                           Telephone:  (203) 357-6164
                           Facsimile:  (203) 961-2356

                  (iii) if sent to CDF, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                           GE Commercial Distribution Finance Corporation 655 Maryville Centre Drive
                           St. Louis, Missouri  63141
                           Attention: General Counsel
                           Telephone:  (314) 523-3000
                           Facsimile:  (314) 523-3244;

or to such other address as CDF, the Transferor or the Representative may designate in writing to the other parties hereto.

         Section 14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters, CDF and the Transferor and their respective successors and the officers, managers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligations hereunder.

         Section 15. Governing Law. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT AND ANY TERMS AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OF PROCEEDING.

         Section 16. Nonpetition Covenant. Notwithstanding any prior termination of this Underwriting Agreement or any Terms Agreement, the Underwriters shall not acquiesce, petition or otherwise invoke or cause the Transferor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor or the Trust.

         Section 17. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement among the Underwriters, the Transferor and CDF.

                                       Very truly yours,

                                       CDF FINANCING, L.L.C.

                                       By: /s/ Joseph B. Thomas
                                           ---------------------
                                            Name:  Joseph B. Thomas
                                            Title: Manager

                                       GE COMMERCIAL DISTRIBUTION FINANCE
                                       CORPORATION

                                       By: /s/ Walter D. Bay
                                           -----------------
                                            Name:  Walter D. Bay
                                            Title: Attesting Secretary

Accepted in New York, New York,
as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By: /s/ Christopher D. Davis
    ------------------------
     Name:  Christopher D. Davis
     Title: Director

By: /s/ James P. Murphy
    -------------------
     Name:  James P. Murphy
     Title: Vice President

Acting on behalf of itself and, if applicable, as the Representative of the Underwriters named in the related Terms Agreement.

                                    EXHIBIT A

                              CDF FINANCING, L.L.C.
             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST

                            Asset Backed Certificates

                                 TERMS AGREEMENT

                                                                          [Date]

To:      CDF Financing, L.L.C.

Re: Underwriting Agreement dated as of April 8, 2003 (the "Standard Terms" and, together with this Terms Agreement, the "Agreement").

         Series Designation:  Series ____.

         Terms of the Series Certificates: Distribution Financial Services Floorplan Master Trust, Asset Backed Certificates, Class __, Class __, Class __, Class __, Class __, Class __ and Class __ Certificates (the "Certificates") will evidence beneficial ownership interest in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class __, Class __, Class __, Class __ and Class __ Certificates (collectively, the "Offered Certificates") are being sold pursuant to the terms hereof.

         Registration Statement: File Number 333-84458.

         Ratings: It is a condition of Closing that at the Closing Date the Class __ and Class __ Certificates be rated "____" by _______________ ("____") and "___" by _____________ ("_____"); that the Class __ Certificates be rated "___" by ____ and "___" by ____; that the Class __ Certificates be rated "__" by ____ and "__" by _______.

         Terms of Sale of Offered Certificates: The Transferor agrees to sell to Deutsche Bank Securities Inc. [and ______________________________ (the
"Underwriter[s]")] and Deutsche Bank Securities Inc. [and ___________________ each] agree[s][, severally and not jointly,] to purchase from the Transferor the Offered Certificates in the principal amounts and prices set forth beneath their [respective] name[s] on Schedule 1. The purchase price for each class of the Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         Cut-off Date: [Date]

         Closing Date: 10:00 A.M., New York time, on or about [Date]. On the Closing Date, the Transferor will deliver the Offered Certificates to the Underwriters against payment therefor.

         Underwriter-Provided Information: The Transferor and CDF each acknowledge and agree that the information set forth in (i) the table immediately following the _______ paragraph under the caption "Underwriting" in the Prospectus Supplement dated [Date], (ii) the _______ and _______ paragraphs under such caption in such Prospectus Supplement and (iii) the table immediately following the _______ paragraph under such caption in such Prospectus Supplement, as such information relates to the Certificates, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

         Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, CDF Financing, L.L.C. and GE Commercial Distribution Finance Corporation.

                                       Very truly yours,

                                       DEUTSCHE BANK SECURITIES INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       [Acting on behalf of itself and as the
                                       Representative of the Underwriters named herein.]

Accepted in New York, New York,
as of the date hereof:

CDF FINANCING, L.L.C.

By: ___________________________________
    Name:
    Title:

GE COMMERCIAL DISTRIBUTION FINANCE
CORPORATION

By: ___________________________________
    Name:
    Title:

                                   Schedule 1

                                                                       Approximate
                                                                         Amount             Approximate
                                         Initial        Purchase       Purchased by           Amount
                  Interest              Principal         Price        Deutsche Bank       Purchased by
Class               Rate                Amount (1)     Percentage     Securities Inc.         [_____]
-----               ----                ---------      ----------     ---------------
Class                                     $                      %           $                   $
Class                                     $                      %           $                   $
Class                                     $                      %           $                   $
Class                                     $                      %           $                   $
Class                                     $                      %           $                   $
Total/                                    $                      %           $                   $
Wtd Avg

(1)      Approximate.

                                    EXHIBIT B

         1. CDF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which failure to so qualify would have a material adverse effect on its business and financial condition.

         2. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its business or the ownership of its property requires such qualification.

         3. The Transferor has the power and authority to carry on its business as described in the Prospectus and to own its own assets in connection therewith.

         4. CDF and the Transferor each has the requisite power to execute and deliver each Agreement, Terms Agreement and the Underwriting Agreement and to perform its obligations thereunder.

         5. Each of the Agreements (as applicable), the Terms Agreement and the Underwriting Agreement has been duly and validly authorized, executed and delivered by each of CDF and the Transferor, and each constitutes the valid, legal and binding obligation of each of CDF and the Transferor, enforceable against each of CDF and the Transferor in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         6. The Certificates of the applicable Series have been duly and validly authorized, and, when duly and validly executed and delivered in accordance with the Agreements, and following delivery to and payment therefor by the Underwriters as provided in the related Terms Agreement, will be validly issued and outstanding and entitled to the benefits of the Agreements.

         7. Neither the execution and delivery by CDF or the Transferor of any Agreement (as applicable), a Terms Agreement or the Underwriting Agreement nor the consummation of CDF or the Transferor of the transactions therein contemplated, nor the issuance of the Certificates of a Series by the Trust or the public offering thereof as contemplated in the Prospectus and Prospectus Supplement, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under, or result in the imposition of any lien, charge or encumbrance upon any of the property or assets of CDF or the Transferor (except as required or permitted pursuant thereto) pursuant to any indenture, mortgage, contract or other instrument to which CDF or the Transferor is party or by which any of them is bound, nor will such action violate any provision of the certificate of incorporation or by-laws of CDF or the certificate of formation or limited liability company agreement of the Transferor. To the best of such counsel's knowledge and information, the execution and delivery of the Agreements, a Terms Agreement and the Underwriting Agreement and the consummation of the transactions contemplated thereby will not result in the violation of the provisions of any applicable federal, Delaware or Missouri state law, administrative regulation or court decree.

         8. There are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which CDF or the Transferor is a party or to which any of its property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge and information, threatened (A) asserting the invalidity of an Agreement or the Certificates of a Series, (B) seeking to prevent the issuance of such Certificates or the consummation by CDF or the Transferor of any of the transactions contemplated by the Agreements, a Terms Agreement or the Underwriting Agreement or (C) which might materially and adversely affect the performance by CDF or the Transferor of its obligations under the Agreements (as applicable), a Terms Agreement or the Underwriting Agreement.

         9. No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required in connection with (i) the execution and delivery by CDF or the Transferor of the Agreements (as applicable), a Terms Agreement or of the Underwriting Agreement or the performance by CDF or the Transferor of any of its obligations therein, or (ii) the offer, sale or delivery of the Certificates of a Series, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date.

         10. Each of CDF and the Transferor possesses all material licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus as amended and supplemented, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Certificates of a Series or the financial condition of CDF or the Transferor, and neither CDF nor the Transferor has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

         11. The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. The Registration Statement and the Prospectus as amended and supplemented (other than the financial statements and other accounting information contained in the Registration Statement or the Prospectus, or omitted therefrom, as to which such counsel does not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

         12. There are no contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not so filed or described as required.

         13. The Certificates, each Agreement and the Underwriting Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

         14. Each of CDF and the Transferor has full power and authority to sell and assign the related Receivables and has duly authorized its sale and assignment of such property by all necessary action.

         15. All filings necessary under applicable law to perfect the transfer of the related Receivables by CDF to the Transferor pursuant to the Agreements have been made and no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the sale of such Receivables to the Transferor pursuant to the Agreements.

         16. Immediately prior to the transfer of the related Receivables to the Trust, the Transferor is the sole owner of all right, title and interest in, and has good and marketable title to, such Receivables to be transferred by it to the Trust. The assignment of the related Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Agreements, vest in the Trust all interests which are purported to be conveyed thereby, free and clear of all liens, security interests, encumbrances or other rights of others, except as specifically permitted pursuant to the Agreements.

         17. Immediately prior to the transfer of the related Receivables to the Trust, the Transferor's interest in such Receivables and the proceeds of each of the foregoing were perfected, to the extent any filing was necessary to effect such perfection, upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constituted a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the Agreements. If a court concludes that the transfer of the related Receivables from the Transferor to the Trust is a sale, the interest of the Trust in such Receivables and the proceeds of each of the foregoing was perfected, to the extent any filing was necessary to effect such perfection, upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constitutes a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the Agreements. If a court concludes that such transfer is not a sale, the Agreements constitute a grant by the Transferor to the Trust of a valid security interest in the related Receivables and the proceeds of each of the foregoing, which security interest was perfected upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constitutes a first priority perfected security interest therein. No filing or other action, other than the appropriate filing of the UCC-1 financing statements, is necessary to perfect and maintain the ownership interest or the security interest of the Trust in the related Receivables and the proceeds of each of the foregoing against third parties.

         18. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

         19. Neither the Transferor nor the Trust is (and neither of them will, as a result of the offer and sale of the Certificates of a Series, be) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         20. If applicable, the Class or Classes of Certificates of a Series so designated in the related Prospectus Supplement will be "eligible securities" within the meaning of paragraph (a) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

         21. The statements in the Prospectus Supplement under the headings "Summary - Tax Matters," "Summary - ERISA Considerations," "Description of the Certificates, " "Federal Income Tax Considerations," "State and Local Tax Consequences" and "ERISA Considerations" and in the Prospectus under the headings "Description of the Certificates," "The Trust," "Description of the Receivables Contribution and Sale Agreement" and "Certain Legal Aspects of the Receivables," to the extent that they constitute matters of law or legal conclusions with respect thereto, were prepared or reviewed by such counsel and are correct in all material respects.

         22. Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and Prospectus Supplement, at the date thereof or on the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

         1. The [Trustee/Agent] has been duly incorporated, formed or organized and is validly existing in good standing under the laws of the jurisdiction governing its incorporation, formation or organization with full trust power and authority to enter into and perform its obligations under the Agreements.

         2. The Agency Agreement dated as of July 17, 2001, as amended by the First Amendment thereto dated as of December 31, 2002 (together, the "Agency Agreement"), between the Trustee and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as agent (the "Agent"), has been duly executed and delivered by the Agent and the Trustee, and constitutes a legal, valid and binding obligation of the Agent and the Trustee, enforceable against the Agent and the Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganizations or other similar laws relating to or affecting the enforcement of creditor' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         3. Each Agreement has been duly executed and delivered by the Trustee [(whether directly or through its Agent)], and, insofar as the laws governing the trust powers of the Trustee are concerned and assuming due authorization, execution and delivery thereof by each of the Transferor and CDF (as applicable), such Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganizations or other similar laws relating to or affecting the enforcement of creditor' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4. The related Certificates have been duly executed, authenticated and delivered by the Trustee [(whether directly or through its Agent)] in accordance with the Pooling and Servicing Agreement.

         5. Neither the execution nor delivery by the Trustee of the Agreements, nor the consummation of any of the transactions by the Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or related state law governing the trust powers of the Trustee, except such as have been obtained, made or taken.